SECOND AMENDMENT TO LEASE AGREEMENT

          THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Second Amendment”), dated as of June 26, 2015 (the “Effective Date”), is entered into as by and between EASTMAN KODAK COMPANY, a New Jersey Corporation (“Landlord”) and NATCORE TECHNOLOGY, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

          WHEREAS, pursuant to that certain Lease Agreement between Landlord and Tenant dated as of July 18, 2011 (the “Original Lease”) and amended by that certain First Amendment to Lease Agreement dated as of March 1, 2013 (the “First Amendment”) (collectively, the “Lease”), whereby Landlord leased to Tenant approximately 19,376 usable SF of space located in that certain building known as Building 308 (the “Building”), located at the manufacturing plant known as Eastman Business Park (“EBP”), in the City of Rochester, County of Monroe, and the State of New York; and

          WHEREAS, Landlord and Tenant now desire to modify and amend the Lease in accordance with the terms hereinafter provided: and

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant stipulate, covenant and agree as follows:

          1. TERM. The Lease Term is hereby extended until the earlier of (i) midnight on June 30, 2017 or (ii) the earlier termination or cancellation of the Lease. All references to the Expiration Date in the Original Lease and First Amendment shall mean the Expiration Date as extended pursuant to this Paragraph 1.

          2. ADDRESS FOR PAYMENT OF RENT. Tenant shall send all payments of Rent to Landlord at the following address:

Eastman Kodak Company
343 State Street, Rochester, New York 14650-0207
Attention: Lease Administration & Field Operations

          3. NOTICES AND CONSENTS. Section 21 of the Original Lease is hereby amended by deleting Lessor’s notification addresses and adding, in its stead, the following:

If to Landlord:	Eastman Kodak Company
343 State Street
Rochester, New York 14650-0207
Attn: Lease Management Office

With a copy to:	Eastman Kodak Company
343 State Street
Rochester, New York 14650-0224
Attn: General Counsel

          4. SERVICES. Landlord shall have no obligation to provide pressure vessel safety services to the Premises.

          5. RENT. Beginning on July 1, 2015, the Base Rent set forth in Section 4 of the First Amendment to Lease shall increase to ONE HUNDRED FIVE THOUSAND TWO HUNDRED ELEVEN DOLLARS AND 68/100 ($105,211.68) per year, payable in equal monthly installments of EIGHT THOUSAND SEVEN HUNDRED SIXTY SEVEN DOLLARS AND 64/100 ($8,767.64).

          6. RATIFICATION. Except as modified herein, all other terms and conditions of the Lease shall remain unchanged and in full force and effect and are hereby ratified and confirmed by the parties hereto.

          7. CAPITALIZATION. Except as expressly provided herein, all capitalized terms used herein shall have the meanings ascribed to them in the Lease. Any inconsistencies or conflicts between the terms and provisions of the Lease and the terms and provisions of this Second Amendment shall be resolved in favor of the terms and provisions of this Second Amendment.

          8. MODIFICATION. This Second Amendment shall not be modified except in writing signed by both parties.

          9. COUNTERPARTS. This Second Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Second Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

          IN WITNESS WHEREOF, the undersigned have executed this Second Amendment effective as of the Effective Date.

LANDLORD:

EASTMAN KODAK COMPANY

By:

Name:	CBALLS

Title:	DIRECTOR REAL ESTATE

TENANT:

NATCORE TECHNOLOGY, INC.

By:

Name:	THEODORE JUBIL

Title:	DIRECTOR of OPERATION